UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) July 13, 2006

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PROQUEST COMPANY

(Exact name of registrant as specified in its charter)

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Delaware	1-3246	36-3580106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

789 Eisenhower Parkway, PO Box 1346	48106-1346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (734) 761-4700

Not Applicable

(Former name or former address, if changed since last report)

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☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement

On July 13, 2006, ProQuest Company (the “Company”) entered into Retention Agreements with Richard Surratt, Senior Vice President and Chief Financial Officer, Todd Buchardt, Senior Vice President, General Counsel and Secretary and Linda Longo-Kazanova, Senior Vice President Human Resources and Business Optimization. The Retention Agreements were entered into in recognition of the additional responsibilities taken on by Messrs. Surratt and Buchardt and Ms. Longo-Kazanova in connection with the Company’s restructuring efforts, and to encourage the continued service of these executives.

Surratt Agreement

The material terms of the Retention Agreement between the Company and Mr. Surratt (the "Surratt Agreement") are as follows:

(a)

The Company will grant Mr. Surratt shares of the Company’s common stock in the form of a restricted stock award on or about December 29, 2006 or such earlier vesting date as described below. The number of shares to be granted under the restricted stock award will be equal to $1,400,000 divided by the average trading price for the ten day period immediately preceding the grant date, provided that no more than 233,333 shares will be granted. The restricted stock award will fully vest on December 31, 2007, provided Mr. Surratt is then employed by the Company. Vesting of this grant will also accelerate on the first to occur of the following events: (1) Mr. Surratt remains employed on a “Change of Control of the Company” (other than an “Asset Sale” of the Company), (2) Mr. Surratt remains employed on December 31, 2007 following an “Asset Sale” of the Company, (3) the Company terminates Mr. Surratt’s employment without cause, (4) Mr. Surratt terminates employment for good reason, (5) Mr. Surratt becomes entitled to enhanced severance benefits (as described below) or (6) Mr. Surratt dies or suffers a disability while employed by ProQuest Company.

(b)

For purposes of the Retention Agreements, the term “Change of Control of the Company” is defined to include (1) merger or business combinations in which the Company’s existing stockholders do not continue to own more than fifty percent of the Company, (2) stockholder approval of a plan of liquidation for the Company, (3) certain events that result in the persons who are then the incumbent directors of the Company ceasing to constitute a majority of the Company’s Board of Directors and (4) a sale, lease or transfer of substantially all of the assets of the Company (an “Asset Sale”).

(c)

The Company will reimburse Mr. Surratt for any loss sustained on the sale of his current residence in Ann Arbor, Michigan up to a maximum of $150,000, provided that Mr. Surratt lists this residence for sale before January 1, 2008 due to an event that triggers accelerated vesting of his restricted stock award. The Company shall also pay on Mr. Surratt’s behalf a tax gross-up so that Mr. Surratt retains the full amount of the reimbursed loss.

(d)	The Company shall guarantee payment of Mr. Surratt’s 2006 target bonus opportunity of $150,000, provided that Mr. Surratt is employed by the Company on a full-time basis through December 31, 2006. Mr. Surratt may also earn a bonus of up to an additional $150,000 for exceptional service to the Company beyond target levels. If Mr. Surratt’s restricted stock award vests in 2006, Mr. Surratt will receive his guaranteed bonus of $150,000, and a pro-rata portion of the annual bonus earned for performance above target levels at the same time that bonuses are paid to other executives or, in the case of a Change of Control of the Company (other than an Asset Sale), upon the closing date of such transaction.

(e)

Mr. Surratt’s regular annual salary will be $320,800 to reflect the elimination of certain Company-paid fringe benefits. However, the pre-agreement annual base salary of $300,000 (as increased from time to time) is used to determine the amount of enhanced and regular severance benefits, bonus and supplemental retirement benefits payable to Mr. Surratt.

(f)

If Mr. Surratt’s employment is terminated without cause or if Mr. Surratt terminates employment for good reason at any time during a two year period beginning on a Change of Control of the Company, or an “Acquisition of at Least 30% of the Company’s Outstanding Voting Stock and Board Change,” Mr. Surratt will be entitled to the following enhanced severance benefits from the Company subject to signing a release in a form satisfactory to the Company: (1) a single lump sum payment equal to two times his then current Base Salary, (2) payment of any accrued but unused vacation days, and (3) continued participation for two years in all medical, dental and vision plans in which he participates, subject to his continued co-payment of premiums and subject to offset due to future employment. Termination of employment for good reason solely for this purpose includes Mr. Surratt’s termination of employment with the Company between December 31, 2007 and January 30, 2008 following an Asset Sale of the Company.

(g)

For purposes of the Retention Agreements, the term “Acquisition of at Least 30% of the Company’s Outstanding Voting Stock and Board Change” is defined to mean the acquisition by any person or group of persons of the Company’s voting securities representing 30% or more of the total number of votes eligible to be cast at any election of the directors of the Company and a change in the majority of the Board.

(h)

If Mr. Surratt’s employment is terminated without cause or if Mr. Surratt terminates employment for good reason and Mr. Surratt is not entitled to enhanced severance benefits as described in (f) above, then Mr. Surratt’s lump sum severance payment shall be reduced from two times to one and one-half times Mr. Surratt’s annual base salary, and Mr. Surratt’s right to continue participation in the Company’s medical, dental and vision plans shall be reduced from two years to eighteen months. Mr. Surratt shall be entitled to enhanced severance benefits as described in (f) above if his employment is terminated without cause or Mr. Surratt terminates employment for good reason within the 60 day period prior to the execution of a definitive purchase agreement that results in a Change of Control of the Company.

The provisions under the Surratt Agreement shall apply throughout Mr. Surratt’s employment with the Company.

Buchardt Agreement and Longo-Kazanova Agreement

The material terms of the Retention Agreement between the Company and Mr. Buchardt (the “Buchardt Agreement”) and Ms. Longo-Kazanova (the “Longo-Kazanova Agreement”) are substantially the same as the Surratt Agreement, except as follows:

(a)

The Company will grant Mr. Buchardt a restricted stock award for 60,000 shares of the Company’s stock and Ms. Longo-Kazanova a restricted stock award for 40,000 shares of the Company’s stock on December 29, 2006 or such earlier vesting date as described below. Half of each restricted stock award will vest on March 31, 2007, with the remaining 50% vesting on March 31, 2008, provided that the executive is then still employed by the Company. Accelerated vesting of these awards shall be on the same terms as under the restricted stock award to Mr. Surratt.

(b)

The 2006 annual regular salary for Mr. Buchardt and Ms. Longo-Kazanova will be $307,424 and $279,440, respectively, to reflect the elimination of certain Company-paid fringe benefits. However, the pre-agreement annual base salary of $286,624 and $258,640 (as increased from time to time) will be used to determine the amount of enhanced and regular severance benefits, bonus and supplemental retirement benefits payable to Mr. Buchardt and Ms. Longo-Kazanova, respectively.

(c)

Neither Mr. Buchardt nor Ms. Longo shall be entitled to any guaranteed bonus payment. The 2006 target bonus opportunity for Mr. Buchardt and Ms. Longo-Kazanova is 100% of annual base salary. A pro-rata bonus for 2006 is payable in the event of the executive’s involuntary employment termination for other than cause, for resignation for good reason or in the event of a Change of Control of the Company before December 31, 2006 (other than an Asset Sale of the Company).

(d)

The circumstances under which enhanced severance benefits and regular severance benefits may be paid to Mr. Buchardt and Ms. Longo-Kazanova are the same as for Mr. Surratt, except that Ms. Longo-Kazanova shall be entitled to regular severance benefits by declining an offer of employment with a successor of the Company for any reason within 30 days after a Change of Control of the Company. The form and amount of enhanced severance benefits and regular severance benefits that may be paid to Mr. Buchardt and Ms. Longo-Kazanova is same as for Mr. Surratt, except that (1) the lump sum payment shall be one and one-half times Base Salary in the case of enhanced severance and one times Base Salary in the case of regular severance, (2) the duration of continued participation in medical, dental and vision plans shall be one and one-half years in the case of enhanced severance benefits and one year in the case of regular severance benefits, and (3) solely in the case of Ms. Longo-Kazanova, severance benefits shall include outplacement assistance at the Company’s cost.

(e)	Neither Mr. Buchardt nor Ms. Longo-Kazanova shall be entitled to loss protection on sale of their current residences.

The rights for Mr. Buchardt and Ms. Longo-Kazanova to enhanced severance protection and current compensation and benefits shall extend until December 31, 2007. If a corporate transaction occurs before December 31, 2007 that may trigger enhanced severance benefits upon a subsequent employment termination, this period will be extended for two additional years after such transaction. Expiration of the term Agreement shall not affect the rights of Mr. Buchardt and Ms. Kazanova to regular severance benefits and vesting of restricted stock.

Provisions Common to Each Retention Agreement

The following provisions are included in each of the Retention Agreements:

(a)

Any action or inaction by an executive that would be grounds for termination for cause will provide the Company with the right to recover awards and certain payments made to that executive under his or her Retention Agreement.

(b)

Any compensation or benefits payable under a Retention Agreement or otherwise (including any tax gross-up payment required under the Multi-Year Stock Options previously granted to the executives) that would trigger the 20% excise tax under Section 4999 of the Internal Revenue Code shall only be paid if and when doing so would not violate the Waiver and Omnibus Amendment Agreement dated as of May 4, 2006 to the Company’s Credit Agreements and Note Purchase Agreements, as amended.

(c)	The Company has agreed to indemnify each executive to the same extent as provided in the Company’s articles of incorporation and bylaws as of July 13, 2006.
(d)	A rabbi trust shall be established on a Change of Control of the Company for the purposes of funding enhanced severance benefits that may be payable under the Retention Agreements.
(e)	The executives reaffirmed their obligations under confidentiality and restrictive covenant agreements and agreed to cooperate with the Company following a termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROQUEST COMPANY
(Registrant)

DATE: July 17, 2006
	BY	/s/ Todd Buchardt
Todd Buchardt
Senior Vice President and General Counsel